EXHIBIT 16.01


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                              EXHIBIT 16 TO FORM 8-K



March 23, 2000



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549


Gentlement:

We have read Item 4 of Form 8-K dated March 16, 2000 of Chattown.com Network, Inc. (f/k/a Vaxcel, Inc.) and are in agreement with the statements contained in paragraphs two, three and five on page two therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

                                                        /s/ Ernst & Young LLP

                                                        Ernst & Young LLP






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